Exhibit 10.3

SECOND AMENDMENT TO

BUSINESS LOAN AGREEMENT

Borrower:	HOF VILLAGE HOTEL II, LLC	Lender:	NEWMARKET PROJECT, INC.
	2014 Champions Gateway, Suite 100		400 Market Avenue N, Suite 200
	Canton, OH 44708		Canton, OH 44702

Effective Date of Business Loan Agreement: December 30, 2019

Effective Date of Second Amendment to Business Loan Agreement: June 25, 2024

THIS SECOND AMENDMENT TO BUSINESS LOAN AGREEMENT, dated as of June 25, 2024 (sometimes herein referred to as the “Second Amendment”), is made and executed between HOF VILLAGE HOTEL II, LLC, a Delaware limited liability company (“Borrower”), and NEWMARKET PROJECT, INC. (“Lender”) in order to amend and partially restate the Business Loan Agreement, dated December 30, 2019 (referred to as the “Business Loan Agreement” and, together with this Amendment, as the same may be further amended or supplemented, the “Loan Agreement”).

RECITALS:

WHEREAS, Lender made a $3 million term loan to Borrower (“Original Term Loan”) on December 30, 2019, which is evidenced by the Business Loan Agreement, a certain Promissory Note dated as of December 30, 2019 (“Original Term Loan Note”) and other Loan Documents including but not limited to an Open-End Mortgage, Assignment of Rents, Security Agreement and Fixture Filing dated December 31, 2019, which was recorded on January 2, 2020 in the Stark County Recorder’s office as Instrument #202001020000105 (“Mortgage”); and

WHEREAS, Borrower and Lender entered into a First Omnibus Loan Modification Agreement dated June 8, 2020 (“First Amendment”), amending certain terms of the Business Loan Agreement; and

WHEREAS, Borrower has requested certain amendments to the terms of the Original Term Loan, including but not limited to, an extension of the term thereof, certain revisions to the payment obligations relating to interest thereon; and

WHEREAS, Lender has agreed to amend the terms of the Original Term Loan to the extent set forth herein and Borrower has agreed to the terms and conditions set forth herein and in that certain Amended and Restated Promissory Note (“Amended and Restated Note” and together with this Second Amendment referred to as “Loan Documents”) executed by Borrower in favor of Lender of even date herewith.

AGREEMENT:

NOW THEREFORE, in consideration of the foregoing, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, Lender and Borrower agree as follows:

1.	INCORPORATION OF RECITALS. The foregoing recitals shall be deemed incorporated into this Second Amendment as if fully rewritten herein.

2.	NO NOVATION. Borrower understands and agrees that: (A) in granting, renewing, or extending any loan, Lender is relying upon the representations, warranties, and agreements as set forth in the Loan Documents; and (B) the Amended and Restated Note shall be and remain subject to the terms and conditions of this Second Amendment. All terms not otherwise defined in this Second Amendment will have the meaning set forth in the Business Loan Agreement. In the event of a term being defined herein that conflicts with a term defined in the Business Loan Agreement, the term as defined herein shall control. The parties intend that the terms and conditions set forth in this Second Amendment will supersede and replace those terms and conditions set forth in the Business Loan Agreement and the Loan Documents (in each case if and to the extent inconsistent with the terms and conditions set forth in this Second Amendment). All provisions in the Business Loan Agreement (including all amendments thereto) not superseded or modified by this Second Amendment shall remain in full force and effect.

3.	TERM OF TERM LOAN. In the absence of an Event of Default, the Term Loan shall mature and shall be due and payable in full on June 30, 2044 (the “Maturity Date”).

4.	REPAYMENT OBLIGATIONS. The following repayment obligations shall apply to the Term Loan:

(A) TERM LOAN: Commencing June 25, 2024 and continuing until December 31, 2026, interest shall accrue but not paid by Borrower absent an Event of Default. Commencing December 31, 2026, annual payments of principal and accrued interest shall not be made in the amounts set forth on the amortization schedule attached to the Amended and Restated Note with each annual payment to be due on December 31st of each year. Borrower’s final payment is due on June 30, 2044, which payment will be for all principal, accrued and unpaid interest, and all other amounts that may be due and owing to Lender under the Business Loan Agreement, the Amended and Restated Note and this Second Amendment.

5.	LOAN FACILITIES. The Second Amendment shall apply to the Amended and Restated Note in the principal amount of Three Million One Hundred Eighty Thousand Six Hundred Fifty-Four Dollars and Fourteen Cents ($3,180,654.14) dated June 25, 2024, which shall replace and supersede the Original Term Loan Note. Borrower agrees that this Second Amendment is executed in order to reflect the terms, covenants, conditions, and obligations in connection with the Amended and Restated Note, together with all renewals of, extensions of, modifications of, refinancings of, replacements of, consolidations of, and substitutions for such Amended and Restated Note.

6.	The following provision shall be added as an Event of Default under the section of the Business Loan Agreement entitled “DEFAULT”:

SUBSTANTIAL CHANGE IN OWNERSHIP. In the event of a substantial change in ownership of Borrower, Lender may, at Lender’s option, declare immediately due and payable all sums owed by Borrower to Lender pursuant to the Loan Documents. A “substantial change in ownership” shall be defined as: (a) any change in ownership of more than fifty percent (50%) of the outstanding stock of the Borrower, (b) a new owner of more than fifty percent (50%) of the outstanding stock of Borrower, or (c) a merger, consolidation, or other reorganization of Borrower resulting in a change of more than fifty percent (50%) of the outstanding ownership and control of Borrower.

7.	COSTS AND EXPENSES. The Borrower affirms and acknowledges that it shall reimburse Lender for all of Lender’s costs and expenses in connection with the negotiation and documentation of this Second Amendment including, without limitation, legal fees and expenses of counsel to Lender in connection with this Second Amendment.

8.	TERM OF AMENDMENT. This Second Amendment shall be effective as of June 25, 2024, and shall continue in full force and effect until such time as the Amended and Restated Note has been paid in full, including principal, interest, costs, expenses, attorneys’ fees, and other fees and charges, or until such time as the parties may agree in writing to terminate this Second Amendment. Unless an Event of Default has occurred prior thereto, all principal, accrued interest, and other amounts due and owing in connection with the Term Loan Note are due and payable on June 30, 2044.

9.	CONDITIONS TO LOAN. The consummation of the Loan contemplated by this Second Amendment shall be contingent upon: (a) execution of the Amended and Restated Note, this Second Amendment and all other documents as Lender may reasonably require, all in form and substance satisfactory to Lender and Lender’s counsel; (b) documentation, satisfactory to Lender, affirming and certifying the items contained in the Borrower Secretary’s Certificate as previously provided by Borrower; and (c) the consent of Eriebank as required by a Subordination Agreement entered into by Lender on or about September 10, 2020.

10.	NOTICES. Any notices under or pursuant to this Second Amendment shall be deemed duly sent when delivered in hand or when mailed by registered or certified mail, return receipt requested, addressed as follows:

To Borrower:	HOF Village Hotel II, LLC
2014 Champions Gateway, Suite 100
Canton, OH 44708
Attention: President and Chief Executive Officer

Copy To:	HOF Village Hotel II, LLC
2014 Champions Gateway, Suite 100
Canton, OH 44708
Attention: General Counsel

To Lender:	NEWMARKET PROJECT, INC.
400 Market Avenue N., Suite 200
Canton, OH 44702

Copy To:	Black McCuskey Souers and Arbaugh
4505 Stephen Circle NW, Suite 200
Canton, OH 44718

11.	REPRESENTATIONS AND WARRANTIES. By executing this Second Amendment, Borrower hereby reaffirms that (a)(i) all representations, affirmative and negative covenants and warranties set forth in the Business Loan Agreement remain true, accurate, and complete as of the date of this Second Amendment and will remain true, accurate, and complete as of the date of each advance of loan proceeds, as of the date of any renewal, extension, amendment, or modification of any Loan, and at all times any Indebtedness exists; (ii) except as amended by this Second Amendment, all representations, affirmative and negative covenants and warranties set forth in the Business Loan Agreement are ratified and confirmed without condition as if made anew; (iii) all representations, affirmative and negative covenants and warranties set forth in the Business Loan Agreement are incorporated into this Second Amendment by reference, and (iv) that the Mortgage remains a valid and enforceable mortgage and lien on the real estate described therein, and (v) Borrower has obtained and provided Lender with all consents necessary for executing and delivering this Second Amendment and the Term Loan Note, (b) no Event of Default or event which, with the passage of time or the giving of notice or both, would constitute an Event of Default, exists under any Loan Document which will not be cured by the execution and effectiveness of this Second Amendment, (c) no consent, approval, order or authorization of, or registration or filing with, any third party is required in connection with the execution, delivery and carrying out of this Second Amendment or, if required, has been obtained, and (d) this Second Amendment has been duly authorized, executed and delivered so that it constitutes the legal, valid and binding obligation of the Borrower, enforceable in accordance with its terms. The Borrower confirms that the Original Term Loan remains outstanding without defense, set off, counterclaim, discount or charge of any kind as of the date of this Second Amendment.

CONFESSION OF JUDGMENT. Borrower hereby irrevocably authorizes and empowers any attorney-at-law, including an attorney hired by Lender, to appear in any court of record and to confess judgment against Borrower for the unpaid amount due and owing in connection with the Loan Documents, as evidenced by an affidavit signed by an officer of Lender setting forth the amount then due, reasonable attorneys’ fees plus costs of suit, and to release all errors, and waive all rights of appeal. If a copy of the Loan Documents, as may be applicable, verified by an affidavit, shall have been filed in the proceeding, it will not be necessary to file the original as a warrant of attorney. Borrower hereby waives the right to any injunction which would prevent Lender from taking judgment under the Loan Documents by confession, and any stay of execution and the benefit of all exemption laws now or hereafter in effect. No single exercise of the foregoing warrant and power to confess judgment will be deemed to exhaust the power, whether or not any such exercise shall be held by any court to be invalid, voidable, or void; but the power will continue undiminished and may be exercised from time to time as Lender may elect until all amounts owing on the Loan Agreement, the Note and/or other Loan Documents have been paid in full. Borrower waives any conflict of interest that an attorney hired by Lender may have in acting on behalf of Borrower in confessing judgment against Borrower while such attorney is retained by Lender. Borrower expressly consents to such attorney acting for Borrower in confessing judgment.

BORROWER ACKNOWLEDGES THAT IS HAS CAREFULLY READ ALL THE PROVISIONS OF THIS SECOND AMENDMENT TO BUSINESS LOAN AGREEMENT AND BORROWER AGREES TO ITS TERMS. THIS SECONDAMENDMENT TO BUSINESS LOAN AGREEMENT IS ENTERED INTO AND DATED AS OF THE EFFECTIVE DATE FIRST ABOVE STATED. EXCEPT AS SUPERSEDED, AMENDED OR OTHERWISE MODIFIED HEREBY, THE TERMS AND PROVISIONS OF THE LOAN DOCUMENTS REMAIN UNCHANGED, ARE AND SHALL REMAIN IN FULL FORCE AND EFFECT UNLESS AND UNTIL MODIFIED OR AMENDED IN WRITING IN ACCORDANCE WITH THEIR TERMS, AND ARE HEREBY RATIFIED AND CONFIRMED. EXCEPT AS EXPRESSLY PROVIDED HEREIN, THIS SECOND AMENDMENT SHALL NOT CONSTITUTE AN AMENDMENT, WAIVER, CONSENT OR RELEASE WITH RESPECT TO ANY PROVISION OF ANY LOAN DOCUMENT, A WAIVER OF ANY DEFAULT OR EVENT OF DEFAULT UNDER ANY LOAN DOCUMENT, OR A WAIVER OR RELEASE OF ANY OF LENDER’S RIGHTS AND REMEDIES (ALL OF WHICH ARE HEREBY RESERVED).

BORROWER EXPRESSLY RATIFIES AND CONFIRMS THE CONFESSION OF JUDGMENT AND WAIVER OF JURY TRIAL OR ARBITRATION PROVISIONS CONTAINED IN THE BUSINESS LOAN AGREEMENT AND OTHER LOAN DOCUMENTS, ALL OF WHICH ARE INCORPORATED HEREIN BY REFERENCE.

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WARNING - BY SIGNING THIS PAPER YOU GIVE UP YOUR RIGHT TO NOTICE AND COURT TRIAL. IF YOU DO NOT PAY ON TIME A COURT JUDGMENT MAY BE TAKEN AGAINST YOU WITHOUT YOUR PRIOR KNOWLEDGE AND THE POWERS OF A COURT CAN BE USED TO COLLECT FROM YOU REGARDLESS OF ANY CLAIMS YOU MAY HAVE AGAINST THE CREDITOR WHETHER FOR RETURNED GOODS, FAULTY GOODS, FAILURE TO COMPLY WITH THE AGREEMENT, OR ANY OTHER CAUSE.

BORROWER:

HOF VILLAGE HOTEL II, LLC, a Delaware limited liability company

By:	/s/ Michael Crawford
Michael Crawford
President and Chief Executive Officer

LENDER:

NEWMARKET PROJECT, INC.

By:	/s/ Mark Samolczyk
Mark Samolczyk, President